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                                                                     Exhibit 5.1


                                    July 29, 1999



Digex, Incorporated
One Digex Plaza
Beltsville, Maryland  20705

Ladies and Gentlemen:

          We have acted as counsel to Digex, Incorporated., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 333-77105), filed pursuant to the Securities Act of 1933, as amended, related to the proposed underwritten public offering (the "Offering") of up to $184,000,000.00 aggregate value of shares of its Class A Common Stock, par value $.01 per share (the "Shares"), to be offered to the public (including Shares that may be so offered pursuant to an over-allotment option granted to the underwriters).

          In that connection, we have reviewed the Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement, the Form of Certificate of Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to Registration Statement, the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement, resolutions of the Company's Board of Directors and such other documents and records as we have deemed appropriate.

          On the basis of such review, and having regard to legal considerations that we deem relevant, it is our opinion that:

     The Shares to be offered by the Company pursuant to the Offering, when issued and delivered upon payment therefor in accordance with the terms set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

          We are opining only as to matters involving the corporate laws of the State of Delaware and the federal laws of the United States.

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ Kronish Lieb Weiner & Hellman LLP